UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Faraday Future Intelligent Electric Inc. (the “Company”) convened its Special Meeting of Stockholders on August 16, 2023 (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on July 20, 2023 (the “Definitive Proxy Statement”).

As of June 23, 2023, the record date for the Special Meeting (the “Record Date”), 1,487,895,221 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting and one share of Series A Preferred Stock. A total of 794,393,951 shares of the Company’s common stock and one share of the Series A Preferred Stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 53.4% of the shares of the Company’s common stock outstanding (constituting a quorum) and all of the shares of Series A Preferred Stock outstanding, as of the Record Date.

Set forth below are the final voting results, based on the certified final report provided by the inspector of elections of the Special Meeting, for Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5, each of which is set forth below and described in detail in the Definitive Proxy Statement.

Proposal 1: The Reverse Stock Split Proposal

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect, a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90, with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting. The final voting results, including 60,000,000,000 votes represented by the share of Series A Preferred Stock voted in the same proportion as the votes cast by shares of common stock on Proposal 1, are as follows:

Votes For	Votes Against	Abstentions
56,940,459,872	3,620,435,719	233,498,360

Proposal 2: Authorized Share Cap Proposal

The Company’s stockholders approved, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company's Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company's common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board, by the following vote:

Votes For	Votes Against	Abstentions
752,080,593	38,932,557	3,380,801

Proposal 3: Share Issuance Proposal

The Company’s stockholders approved, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued pursuant to the Securities Purchase Agreement, dated May 8, 2023, (as amended, supplemented or otherwise modified) among the Company and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
439,680,742	28,611,127	5,859,903	320,242,179

Proposal 4: 2021 Plan Proposal

The Company’s stockholders approved an amendment to the Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
357,135,262	112,703,470	4,313,040	320,242,179

Proposal 5: Adjournment Proposal

The Company’s stockholders approved the adjournments of the Special Meeting by the Company to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes were not represented at the Special Meeting to approve the Reverse Stock Split Proposal, by the following vote:

Votes For	Votes Against	Abstentions
743,050,342	46,561,658	4,781,951

Item 7.01 Regulation FD Disclosure.

On August 16, 2023, the Company issued a press release announcing the execution of sales agreement and Developer Co-Creation agreement with Justin Bell, a world champion race car driver. The Company also announced the receipt of stockholder approval for a reverse stock split and authorized share cap at the Special Meeting. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press release of the Company, dated August 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

By:	/s/ Jonathan Maroko
Jonathan Maroko
Interim Chief Financial Officer

Dated: August 16, 2023

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